Exhibit 99.1

Timber Pharmaceuticals Receives FDA Breakthrough Therapy Designation for TMB-001 for the Treatment of Congenital Ichthyosis

Company preparing to dose first patients in pivotal Phase 3 ASCEND clinical trial

BASKING RIDGE, NJ, May 31, 2022 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that the U.S. Food and Drug Administration (FDA) has granted Breakthrough Therapy designation to TMB-001, a topical isotretinoin formulated using the Company’s patented IPEG™ delivery system, for the treatment of congenital ichthyosis (CI).

“This is a significant moment for people who are living with CI, their families and caregivers, and clinicians and researchers who have been working for years to find new treatment options for this debilitating condition,” said John Koconis, Chairman and Chief Executive Officer of Timber. “A Breakthrough Therapy designation is no small achievement. Through half of FDA’s 2022 fiscal year, more breakthrough applications have been rejected by FDA or withdrawn (16), than have been granted (9). I am proud of our team for demonstrating the potential of TMB-001 in our Phase 2b program, and we are rapidly pushing forward with a pivotal Phase 3 clinical trial.”

Breakthrough Therapy designation is a process designed to expedite the development and review of drugs that are intended to treat serious or life-threatening conditions. Preliminary clinical evidence must indicate that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint.

Timber is developing TMB-001 for the treatment of moderate to severe forms of CI, including X-linked recessive ichthyosis (XRI) and autosomal recessive congenital ichthyosis lamellar ichthyosis (ARCI-LI). CI is a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. In patients with XRI and ARCI-LI, cutaneous manifestations include large, dark scaling throughout the body.

In the Phase 2b CONTROL study, treatment with TMB-001 demonstrated a clinically meaningful reduction in targeted and overall severity of CI along with a favorable safety profile. A sub-analysis of the study presented at the American Academy of Dermatology (AAD) 2022 Annual Meeting showed patients achieved treatment success with TMB-001 regardless of the subtype of CI.

Timber has initiated the pivotal Phase 3 ASCEND clinical trial to further investigate the efficacy and safety of TMB-001 for the treatment of CI at leading research centers in the U.S., Canada, Italy, France, and Germany and is expecting to dose the first patients in June 2022. The ASCEND trial will evaluate the efficacy, pharmacokinetics and safety of TMB-001 0.05% in 142 patients with moderate to severe CI.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing, and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com